UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 30, 2009

HALOZYME THERAPEUTICS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32335	88-0488686
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11388 Sorrento Valley Road, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-794-8889

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

In the period beginning September 16, 2009 and ending September 30, 2009, holders of various stock purchase warrants (the "2004 Warrants") exercised rights to purchase an aggregate of 1,263,429 shares of Halozyme Therapeutics, Inc. ("Halozyme") common stock for aggregate gross proceeds of approximately $2.8 million. 492,857 additional shares of Halozyme common stock remain issuable upon the exercise of remaining 2004 Warrants and Halozyme may receive additional aggregate gross proceeds of approximately $1.1 million if all such warrants are exercised prior to 5:00 PM (Pacific) on October 12, 2009. Any 2004 Warrants that are not exercised prior to 5:00 PM (Pacific) on October 12, 2009 will expire. The shares of common stock and the underlying 2004 Warrants were purchased for investment in a private placement exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALOZYME THERAPEUTICS, INC.

October 2, 2009	By:	James E. Cartoni

Name: James E. Cartoni
Title: Vice President, Legal